                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ProAssurance Corporation of our report dated March 12, 1999 relating to the financial statements of Michigan Educational Employees Mutual Insurance Company, which appears in Professionals Group, Inc.'s Current Report on Form 8-K/A (Amendment No. 1) dated July 1, 1999 and filed on September 13, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP

Grand Rapids, Michigan
January 3, 2001